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                                                                    Exhibit 23.1



     We hereby consent to the use of our report dated September 30, 1996 relating to the combined financial statements of Super Kwik, Inc. and Waste Maintenance Services, Inc., which is contained in Eastern Environmental Services, Inc.'s current report on Form 8-K dated September 27, 1996 (as amended on Form 8-K/A filed December 9, 1996), both filed with the Securities and Exchange Commission.

     Additionally, we also consent to the incorporation by reference of the above mentioned reports in the Registration Statement on Form S-8 (Registration No. 33-25155, filed on October 24, 1988), the Registration Statement on Form S-8 (Post-Effective Amendment No. 2 to Registration No. 33-21251, filed on May 4,
1990), the Registration Statement on Form S-8 (Registration No. 33-37374, filed on October 18, 1990), the Registration on Form S-8 (Registration No. 33-45250, filed on January 27, 1992) and the Registration Statement on Form S-3 (Registration No. 333-00283, filed on February 14, 1996) of Eastern Environmental Services, Inc.


                                                    /s/ Bardall, Weintraub, P.C.
                                                    ----------------------------


Turnersville, New Jersey
June 3, 1997